This Exhibit Index is on page 9
   As filed with the Securities and Exchange Commission on September 29, 1994
                         Registration No. 33-43132

                    SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                            USF&G Corporation
                     and USF&G Capital Accumulation Plan
             (Exact name ofissuer as specified in its charter)

                Maryland                                   52-1220567
       (State or other jurisdiction of    (I.R.S. Employer Identification No.)
        incorporation or organization)

        100 Light Street                                       21202
        Baltimore, Maryland                                 (Zip Code)
        (Address of principal executive offices)


                      USF&G CAPITAL ACCUMULATION PLAN
                            (Full title of plan)

(Name, address and telephone
number of agent for service)                         (Copy to:)

John A. MacColl, Esquire                           John F. Hoffen, Jr., Esquire
USF&G Corporation                                  USF&G Corporation
100 Light Street                                   100 Light Street
Baltimore, Maryland  21202                         Baltimore, Maryland  21202
(410) 547-3000                                     (410) 547-3000

                      CALCULATION OF REGISTRATION FEE


                                 Proposed maximum  Proposed maximum   Amount of
Title of securities  Amount to   offering price    aggregate offering registra-
to be registered     registered  per share            price           tion fee

Common Stock, $2.50  2,000,000   $13.25*          $26,500,000*    $9,137.20*
par value, and the   shares
Participation
Interests in the
USF&G Captial
Accumulation Plan


* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of USF&G Corporation Common Stock reported on the New York Stock Exchange on September 23, 1994 (i.e., $13.25). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the interests in the USF&G Capital Accumulation Plan hereby registered.



                              PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Not required to be included in the Form S-8 pursuant to the Note to Part I of Form S-8.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference:

    (a)  Annual Report on Form 10-K for the year ended December
         31, 1993;

    (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange
         Act") since the end of the fiscal year covered by the registration document referred to in (a) above.

    (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by John A. MacColl, Senior Vice President and General Counsel for the Registrant. As of August 20, 1994, Mr. MacColl owns shares of Common Stock and options to acquire such shares aggregating less than 0.1% of the Registrant's outstanding Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Charter of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant as follows:

          The Corporation shall indemnify (a) its directors to the fullest extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its
directors; and (c) its officers who are not directors     to
such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                            *   *  *

          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission prior to such amendment or repeal.

                             *  *  *

The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he or she shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A filed September 21, 1987).

     5 Opinion and Consent of Counsel as to Legality of the shares of Common Stock. Pursuant to Item 8 of Form
            S-8 and Rule 601(b)(5), in lieu of the requirement to provide as an exhibit an opinion of counsel concerning compliance by the Plan with the requirements of the Employee Retirement Income Security Act of 1974 or a determination letter from the Internal Revenue
            Service that the Plan is qualified under section 401 of the Internal Revenue Code of 1986 (the "Code"), the
            Registrant hereby undertakes to submit the Plan to the Internal Revenue Service for such a determination letter in the time required by section 401(b) of the Internal Revenue Code of 1986 and to make all changes required by the Internal Revenue Service in order to qualify the Plan under section 401 of the Code.

     23.1   Consent of Independent Auditors

     23.2   Consent of Counsel (included in Exhibit 5 above)

     24 Power of Attorney (incorporated by reference to Form S-8 filed October, 2, 1991, File No. 33-43132)

     28     Information From Reports Furnished to State
            Insurance Regulatory Authorities (incorporated by reference to the Registrant's Annual Report on Form
            10-K for the year ended December 31, 1993)

ITEM 9.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section
10(a)(3) of Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on this 28th day of September, 1994.

                                     USF&G CORPORATION



                                   By: \s\ NORMAN P. BLAKE, JR.
                                       NORMAN P. BLAKE, JR.
                                       Chairman, Chief Executive
                                       Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                                       Principal Executive Officer:



Date:  September 28, 1994              \s\ NORMAN P. BLAKE, JR.
                                       NORMAN P. BLAKE, JR.
                                       Chairman of the Board, Chief
                                       Executive Officer and President

                                       Principal Financial and Accounting
                                       Officer:



Date:  September 28, 1994              \s\  S/DAN L. HALE
                                       DAN L. HALE
                                       Executive Vice President, Chief
                                       Financial Officer (Principal Financial
                                      Officer and Principal Accounting Officer)


A Majority of the Board of Directors (H. Furlong Baldwin,
Michael J. Birck, Norman P. Blake, Jr., George L. Bunting, Jr.,
Robert E. Davis, Dale F. Frey, Robert E. Gregory, Jr., Robert J.
Hurst, Wilbur G. Lewellen, Henry A. Rosenberg, Jr., Larry P.
Scriggins and Anne Marie Whittemore)





Date:  September 28, 1994          By: \s\ JOHN A. MACCOLL
                                       JOHN A. MACCOLL
                                       Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrator of the USF&G Capital Accumulation Plan duly has caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on September 28, 1994.

                                USF&G CAPITAL ACCUMULATION PLAN



                                By: \s\ AMY P. WILLIAMS
                                    AMY P. WILLIAMS
                                    Senior Vice-President and
                                    Plan Administrator



                         EXHIBIT INDEX

Exhibit
Number    Description                                   Page

  4       Description of Shareholder Rights Plan
          (incorporated by reference to Form 8-A
          filed September 21, 1987)

  5 Opinion and Consent of Counsel Regarding the Legality of the shares of Common Stock

  23.1    Consent of Independent Accountants.

  23.2    Consent of Counsel (contained in Exhibit 5).

  24 Power of Attorney (incorporated by reference to Form S-8 filed October 2, 1991, File No.33-43132)

  28      Information From Reports Furnished to State
          Insurance Regulatory Authorities (incorporated by reference to the Registrant's Annual Report on Form
          10-K for the fiscal year ended December 31, 1993)




EXHIBIT 5


September 28, 1994



USF&G Corporation
100 Light Street
Baltimore, Maryland  21202

Gentlemen:

        I am the duly elected and acting Senior Vice President-General Counsel of USF&G Corporation (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange
Commission of a registration statement on Form S-8 (the
"Registration Statement") registering 2,000,000 shares of Common
Stock, par value $2.50 per share, of the Corporation (the
"Common Stock") for issuance pursuant to the USF&G Capital
Accumulation Plan (the "Plan").

        In this capacity, I have examined (i) the charter and by-laws of the Corporation, (ii) the corporate proceedings authorizing the issuance of 2,000,000 shares of Common Stock pursuant to the Plan, (iii) the Plan, and (iv) such other documents and instruments as I have considered necessary in the rendering of the opinions hereinafter set forth.

        Based upon the foregoing, I am of the opinion that:

        1. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

        2. Upon issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item
5 of this Registration statement.

                                             Very truly yours,

                                             \s\ John A. MacColl

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the registration of 2,000,000 shares of common stock in connection with the USF&G Capital Accumulation Plan of our reports (a) dated February 11, 1994, with respect to the consolidated financial statements of USF&G Corporation incorporated by reference and the related financial statement schedules included in its Annual Report (Form 10-K) and (b) dated May 27, 1994, with respect to the financial statements and schedules of the USF&G Capital Accumulation Plan included in the Plan's Annual Report (Form 11-K), both for the year ended
December 31, 1993, filed with the Securities and Exchange Commission.


                                             \s\ ERNST & YOUNG LLP

Baltimore, Maryland
September 23, 1994